MEDICUS PHARMA LTD.

UNDERWRITING AGREEMENT

February [-], 2025

Maxim Group LLC

300 Park Avenue

New York, New York 10022

As Representative of the Underwriters

named on Schedule A hereto

Ladies and Gentlemen:

Medicus Pharma Ltd., a corporation organized under the laws of Ontario, Canada (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell an aggregate of 5,333,334 units (the "Units"), with each Unit consisting of one of the Company's common shares, no par value (the "Shares"), and one warrant to purchase one Share (the "Warrant") to the several underwriters (such underwriters, for whom Maxim Group LLC ("Maxim" or the "Representative") is acting as representative, the "Underwriters" and each an "Underwriter").  Such Units are hereinafter collectively called the "Firm Securities."  The Company has also agreed to grant to the Representative on behalf of the Underwriters an option (the "Option") to purchase up to an additional 800,000 Shares (the "Option Shares") and/or 800,000 Warrants (the "Option Warrants", and together with the Units and Option Shares and Option Warrants, the "Offered Units") on the terms set forth in Section 1(b) hereof.  The Option Shares and Option Warrants are hereinafter collectively called the "Option Securities."  The Offered Units are hereinafter also called the "Offered Securities" and the offering pursuant to Tier 2 of Regulation A promulgated under the Securities Act of 1933, as amended (the "Act") of such Offered Securities is hereinafter called the "Offering".  The Shares issuable upon the exercise of the Warrants are hereinafter called the "Warrant Shares." The Offered Securities and all Shares underlying the securities therein (including the Shares and Warrant Shares) are herein collectively called the "Securities." Any term used but not defined herein shall have the meaning set forth in the Offering Circular (defined below).

The Company confirms as follows its agreement with each of the Underwriters:

1. Agreement to Sell and Purchase.

(a). Purchase of Firm Securities.  On the basis of the representations, warranties and agreements of the Company contained herein and subject to all the terms and conditions of this "Agreement", the Company agrees to sell to the Underwriters, severally and not jointly, and the Underwriters, severally and not jointly, agree to purchase from the Company, the Units, at a purchase price (the "Purchase Price")  (prior to discount and commissions) of US$[-] per Unit (or US$[-] per Unit net of discount and commissions).

(b). Purchase of Option Shares and/or Option Warrants.  Subject to all the terms and conditions of this Agreement, the Company grants to the Representative on behalf of the Underwriters the Option to purchase, severally and not jointly, all or less than all of the Shares and/or Warrants included in the Option Securities, which may be purchased in any combination of Shares and/or Warrants.  The purchase price (net of discount and commissions) to be paid for each Option Share will be the same Purchase Price (net of discount and commissions) allocated to each Firm Security, minus US$0.01.  The purchase price (net of discount and commissions) to be paid for each Option Warrant shall be US$0.01.  The Option may be exercised in whole or in part at any time and from time to time on or before the 45th day after the date of this Agreement, upon written notice (the "Option Notice") by the Representative to the Company no later than 12:00 noon, New York City time, at least one and no more than five business days before the date specified for closing in the Option Notice (the "Option Closing Date") setting forth the aggregate number of Option Shares and/or Option Warrants to be purchased and the time and date for such purchase. Upon exercise of the Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Shares and/or Option Warrants specified in the Option Notice.  If any Option Shares or Option Warrants are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Option Shares or Option Warrants, as applicable (as adjusted by the Representative in such manner as it deems advisable to avoid fractional securities) that bears the same proportion to the number of Firm Securities to be purchased by it as set forth on Schedule A opposite such Underwriter's name as the total number of Option Shares and/or Option Warrants to be purchased bears to the total number of Firm Securities.

2. Delivery and Payment.

(a). Closing.  Delivery of the Firm Securities shall be made to the Representative through the facilities of the Depository Trust Company ("DTC") for the respective accounts of the Underwriters against payment of the Purchase Price by wire transfer of immediately available funds to the order of the Company. Such payment shall be made at 10:00 a.m., New York City time, on the second business day (the third business day, should the Offering be priced after 4:00 p.m., New York City Time) after the date of this Agreement or at such time on such other date, not later than ten business days after such date, as may be agreed upon by the Company and the Representative (such date is hereinafter referred to as the "Closing Date").  Notwithstanding the foregoing, in the case of a Warrant for which an Exercise Notice (as defined therein) is delivered on or prior to 12:00 p.m. (New York City time) on the Closing Date, which such Exercise Notice may be delivered at any time after the time of execution of this Agreement, the Company agrees to deliver the Warrant Shares subject to such notice(s) by 4:00 p.m. (New York City time) on the Closing Date.

(b). Option Closing.  To the extent the Option is exercised, delivery of the Option Securities against payment by the Underwriters (in the manner and at the location specified above) shall take place at the time and date (which may be the Closing Date, but not earlier than the Closing Date) specified in the Option Notice.

(c). Electronic Transfer.  Electronic transfer of the Offered Securities shall be made at the time of purchase in such names and in such denominations as the Representative shall specify.

(d). Tax Stamps.  The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Offered Securities by the Company to the Underwriters shall be borne by the Company. The Company shall pay and hold each Underwriter and any subsequent holder of the Offered Securities harmless from any and all liabilities with respect to or resulting from any failure or delay in paying United States federal and state and foreign stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance, sale and delivery to such Underwriter of the Offered Securities.

3. Representations and Warranties of the Company.  The Company represents and warrants to, and covenants with, each of the Underwriters as follows:

(a) Compliance with Qualification Requirements.  An offering statement on Form 1-A (Registration No. 333-[-]) relating to the Offered Securities, Warrants and Warrant Shares, including a preliminary offering circular and such amendments to such offering statement as may have been required prior to the date of this Agreement, has been prepared by the Company under the provisions of the Act, and the rules and regulations (collectively referred to as the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. Electronic copies of such offering statement and of each amendment thereto, if any, including the related preliminary offering circular, heretofore filed by the Company with the Commission have been delivered to the Underwriters. The term "Offering Statement" means such offering statement on Form 1-A as amended at the time it becomes or became qualified, including financial statements, all exhibits and any information deemed to be included or incorporated by reference therein, including any information deemed to be included pursuant to the Rules and Regulations, as applicable. The term "preliminary offering circular" as used herein means a preliminary offering circular as contemplated by Regulation A of the Rules and Regulations included at any time as part of, or deemed to be part of or included in, the Offering Statement. The term "Offering Circular" means the final offering circular in connection with this Offering as first filed with the Commission pursuant to Regulation A of the Rules and Regulations or, if no such filing is required, the form of final offering circular included in the Offering Statement at the qualification date, except that if any revised offering circular or offering circular supplement shall be provided to the Representative by the Company for use in connection with the Offered Securities which differs from the Offering Circular (whether or not such revised offering circular or offering circular supplement is required to be filed by the Company pursuant to Rule 252 the Rules and Regulations, the term "Offering Circular" shall also refer to such revised offering circular or offering circular supplement, as the case may be, from and after the time it is first provided to the Representative for such use. Any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Offering Statement, any preliminary offering circular or the Offering Circular shall be deemed to refer to and include: (i) the filing of any document under the Securities Exchange Act of 1934, as amended, and together with the rules and regulations promulgated thereunder (collectively, the "Exchange Act") after the qualification date of the Offering Statement, the date of such preliminary offering circular or the date of the Offering Circular, as the case may be, which is incorporated therein by reference, and (ii) any such document so filed.

(b)  Qualification of Offering Statement.  The Offering Statement, and any post-qualification amendment thereto have been qualified by the Commission under the Act or have been qualified pursuant to Rule 252 of the Rules and Regulations. The Company has responded to all requests, if any, of the Commission for additional or supplemental information. No stop order suspending or revoking the qualification of the Offering Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission.

(c) Accuracy of Offering Statement.  Each of the Offering Statement and any post-qualification amendment thereto, at the time it became qualified, when any document filed under the Exchange Act was or is filed and at all subsequent times, complied and will comply in all material respects with the Act and the Rules and Regulations, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Offering Circular, as amended or supplemented, as of its date and at all subsequent times when a offering circular is delivered or required by applicable law to be delivered in connection with sales of Securities, complied and will comply in all material respects with the Act, the Exchange Act and the Rules and Regulations, and did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, in the light of the circumstances under which they were made. Each preliminary offering circular (including the preliminary offering circular or offering circulars filed as part of the Offering Statement or any amendment thereto) complied when so filed in all material respects with the Act, the Exchange Act and the Rules and Regulations, and each preliminary offering circular and the Offering Circular delivered to the Representative for use in connection with this Offering is identical to the electronically transmitted copies thereof filed with the Commission on EDGAR, except to the extent permitted by Regulation S-T. The foregoing representations and warranties in this Section 3(c) do not apply to any statements or omissions made in reliance on and in conformity with information relating to the Underwriters furnished in writing to the Company by the Underwriters through the Representative specifically for inclusion in the Offering Statement or Offering Circular or any amendment or supplement thereto. For all purposes of this Agreement, the information set forth in the "Underwriting" section of the Offering Circular (i) in the first paragraph under the caption "Discount, Commissions and Expenses" setting forth the amount of the selling concession, and (ii) in the information under the caption "Stabilization" regarding stabilization, short positions and penalty bids constitutes the only information (the "Underwriters' Information") relating to the Underwriters furnished in writing to the Company by the Underwriters through the Representative specifically for inclusion in the preliminary offering circular, the Offering Statement or the Offering Circular.

(d) [Reserved.]

(e) Disclosure at the Time of Sale.  As of the Applicable Time, the most recent preliminary offering circular related to this Offering, and the information included on Schedule I hereto, all considered together (collectively, the "General Disclosure Package"), did not include any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the General Disclosure Package based upon and in conformity with written information furnished to the Company by the Underwriters through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriters consists of the Underwriters' Information.

As used in this subsection and elsewhere in this Agreement:

"Applicable Time" means 5:00p.m. (New York City Time) on [-], 2025 or such other time as agreed by the Company and the Representative.

(f) [Reserved.]

(g) Distribution of Offering Material by the Company.  The Company has not distributed and will not distribute, prior to the later of the Closing Date, any Option Closing Date and the completion of the Underwriters' distribution of the Offered Securities, any offering material in connection with the offering or sale of the Offered Securities other than, the Offering Statement, the preliminary offering circular, and the Offering Circular.  None of the Marketing Materials (as defined below), as of their respective issue dates and at all subsequent times through the Offering Circular Delivery Period (as defined below), include any information that conflicts with the information contained in the Offering Statement. If at any time following the issuance of any Marketing Material there occurred an event or development as a result of which such Marketing Material conflicted with the information contained in the Offering Statement relating to the Securities or included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified the Representative and has promptly amended or supplemented, at its own expense, such Marketing Material to eliminate or correct such conflict, untrue statement or omission.

(h) Subsidiaries. All of the direct and indirect material subsidiaries of the Company (each, a "Subsidiary") are set forth in the Offering Statement, the General Disclosure Package and the Offering Circular. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other similar restriction (each, a "Lien"), except as would not reasonably be expected to result in a Material Adverse Effect.

(i) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement, the Warrant Agreement (as hereinafter defined) or the Warrants (collectively, the "Transaction Documents"), (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company's ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a "Material Adverse Effect") and no action, claim, suit or proceeding (including, without limitation, a partial proceeding, such as a deposition), whether commenced or, to the knowledge of the Company, threatened (each, a "Proceeding") has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(j) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the board of directors of the Company (the "Board of Directors") or the Company's shareholders in connection herewith or therewith other than in connection with the Required Approvals (as hereinafter defined in Section 3(l)). This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, assuming due authorization, execution and delivery by the other parties thereto, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(k) No Conflicts.  The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not reasonably be expected to result in a Material Adverse Effect.

(l) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filing with the Commission of the Offering Statement and the Offering Circular, (ii) such filings, if any, as are required to be made under applicable state securities laws or Canadian securities laws, (iii) such notices, filings or authorizations as are required to be obtained or made under applicable rules of the Financial Industry Regulatory Authority, Inc. ("FINRA"), The Nasdaq Capital Market and the TSX Venture Exchange, and (iv) such notices, filings or authorizations as have been obtained, given or made as of the date hereof (collectively, the "Required Approvals").

(m) [Reserved.]

(n) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.

(o) Capitalization. The capitalization of the Company as of the date stated therein is as set forth in the Offering Statement, the General Disclosure Package and the Offering Circular. Except as set forth in the Offering Statement, the General Disclosure Package and the Offering Circular, the Company has not issued any capital stock, other than pursuant to the Company's equity incentive plans, the issuance of Shares to employees, directors or consultants pursuant to the Company's equity incentive plans and pursuant to the conversion and/or exercise of any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Shares, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Shares ("Common Share Equivalents"). No individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind (each, a "Person") has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities or as disclosed in the Offering Statement, the General Disclosure Package and the Offering Circular, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Shares or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Shares or Common Share Equivalents or capital stock of any Subsidiary. The issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue Shares or other securities to any Person (other than the Underwriters) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no securities of the Company or any Subsidiary that have any anti-dilution or similar adjustment rights (other than adjustments for stock splits, recapitalizations, and the like) to the exercise or conversion price, have any exchange rights, or reset rights. Except as set forth in the Offering Statement, the General Disclosure Package and the Offering Circular, there are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance in all material respects with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the Securities. Except for the support agreement, dated September 28, 2023, between the Company and Velocity Fund Partners, LP, there are no shareholders agreements, voting agreements or other similar agreements with respect to the Company's capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company's shareholders.

(p) Financial Statements.  As of their respective dates, the Offering Statement, the General Disclosure Package and the Offering Circular complied in all material respects with the requirements of the Act and the Exchange Act, as applicable, and none of the Offering Statement, the General Disclosure Package and the Offering Circular, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Offering Statement, the General Disclosure Package and the Offering Circular comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board applied on a consistent basis during the periods involved ("IFRS"), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by IFRS, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The agreements and documents described in the Offering Statement, the General Disclosure Package and the Offering Circular conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required by the Act and the rules and regulations thereunder to be described in the Offering Statement, the General Disclosure Package and the Offering Circular or to be filed with the Commission as exhibits to the Offering Statement, that have not been so described or filed. Each agreement to which the Company is a party that is material to the Company's business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. Except as disclosed in the Offering Statement, the General Disclosure Package and the Offering Circular, none of such agreements has been assigned by the Company, and neither the Company nor, to the best of the Company's knowledge, any other party is in default thereunder and, to the best of the Company's knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a material default thereunder. To the best of the Company's knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a material violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

(q) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the Offering Statement, the General Disclosure Package and the Offering Circular, (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to IFRS or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity incentive plans or as set forth in the Offering Statement, the General Disclosure Package and the Offering Circular. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Offered Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed as of the date that this representation is made.

(r) Litigation. There is no action, suit, inquiry, notice of violation or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (U.S. or Canadian federal, provincial, state, county, local or foreign) (collectively, an "Action") which (i) would reasonably be expected to adversely affect the legality, validity or enforceability of this Agreement, the Warrant Agreement or any of the Securities or (ii) would  reasonably be expected to result in a Material Adverse Effect. Except as disclosed in the Offering Statement, the General Disclosure Package and the Offering Circular, neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Act.

(s) Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which would reasonably be expected to result in a Material Adverse Effect. None of the Company's or its Subsidiaries' employees is a member of a union that relates to such employee's relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t) Compliance. Except as set forth in the Offering Statement, the General Disclosure Package and the Offering Circular, neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including, without limitation, all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in the case of each of clauses (i), (ii) and (iii), as would not reasonably be expected to result in a Material Adverse Effect.

(u) Environmental Laws. The Company and its Subsidiaries (i) are in compliance in all material respects with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder ("Environmental Laws"); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(v) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the Offering Statement, the General Disclosure Package and the Offering Circular, except where the failure to possess such permits would not reasonably be expected to result in a Material Adverse Effect ("Material Permits"), and neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any Material Permit.

(w) Title to Assets. The Company and its Subsidiaries have good and marketable title to all real property owned by them, if any, and good and marketable title in all personal property owned by them, in each case, that is material to the business of the Company and the Subsidiaries, and in such case free and clear of all Liens, except for Liens that (i) are described in the Offering Statement, the General Disclosure Package and the Offering Circular, (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (iii) do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, or (iv) are for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with IFRS and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under leases with which the Company and the Subsidiaries are in compliance in all material respects and such leases are, to the knowledge of the Company, enforceable against the counterparties thereto, except in each case as would not reasonably be expected to have a Material Adverse Effect.

(x) Intellectual Property. To the knowledge of the Company, the Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the Offering Statement, the General Disclosure Package and the Offering Circular and which the failure to so have could have a Material Adverse Effect (collectively, the "Intellectual Property Rights"). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or be abandoned, within two (2) years from the date of this Agreement, except where such action would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the Offering Statement, the General Disclosure Package and the Offering Circular, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights, except as would not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has no knowledge that it lacks or will be unable to obtain any rights or licenses to use all Intellectual Property Rights that are necessary to conduct its business.

(y) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(z) Transactions With Affiliates and Employees. Except as set forth in the Offering Statement, the General Disclosure Package and the Offering Circular, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of US$120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(aa) Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and forms.

(bb) Certain Fees; FINRA Affiliation. Except as set forth in the Offering Statement, the General Disclosure Package and the Offering Circular, no brokerage or finder's fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. To the Company's knowledge, there are no other arrangements, agreements or understandings of the Company or, to the Company's knowledge, any of its shareholders that may affect the Underwriters' compensation, as determined by FINRA. Except as disclosed by the Company via press release, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to (i) any person, as a finder's fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) any FINRA member, or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member within the 12-month period prior to the date on which the Offering Statement was filed with the Commission (the "Filing Date") or thereafter. To the Company's knowledge, no (i) officer or director of the Company or its subsidiaries, (ii) owner of 10% or more of the Company's unregistered securities or that of its subsidiaries or (iii) owner of any amount of the Company's unregistered securities acquired within the 180-day period prior to the Filing Date, has any direct or indirect affiliation or association with any FINRA member. The Company will advise the Underwriters and their respective counsel if it becomes aware that any officer or director of the Company or its subsidiaries is or becomes an affiliate or associated person of a FINRA member participating in the Offering.

(cc) Investment Company. The Company is not, and immediately after receipt of payment for the Offered Securities, will not be, required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

(dd) Registration Rights. Except as set forth in the Offering Statement, the General Disclosure Package and the Offering Circular, no Person has any right to cause the Company or any Subsidiary to effect the registration under the Act of any securities of the Company or any Subsidiary.

(ee) Listing and Maintenance Requirements. The Shares are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to have the effect of, terminating the registration of the Shares under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.  The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Shares are currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of any applicable invoiced fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of The Nasdaq Capital Market.

(ff) No Integrated Offering. Neither the Company or any Person acting on its behalf, nor, to the Company's knowledge, any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Company (as such terms are used in and construed under Rule 405 under the Act) (each, an "Affiliate") or any Person acting on their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Offered Securities to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of The Nasdaq Capital Market.

(gg) Solvency. The Company does not have an existing intention to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). Except as set forth in the Offering Statement, the General Disclosure Package and the Offering Circular, the Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date or the Option Closing Date, as applicable. The Offering Statement, the General Disclosure Package and the Offering Circular sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, "Indebtedness" means (x) any liabilities for borrowed money or amounts owed in excess of US$50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company's consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of US$50,000 due under leases required to be capitalized in accordance with IFRS. Except as set forth in the Offering Statement, the General Disclosure Package and the Offering Circular, neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(hh) Tax Status. Except for matters that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each of the Company and its Subsidiaries (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(ii) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of Foreign Corrupt Practices Act of 1977, as amended.

(jj) Accountants. The Company's current accounting firm is EisnerAmper LLP. To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) has been appointed by the Company to express its opinion with respect to the financial statements to be included in the Company's Annual Report for the fiscal year ending December 31, 2024. The Company's former accounting firm is MNP LLP. To the knowledge and belief of the Company, for all relevant times, such accounting firm (i) was a registered public accounting firm as required by the Exchange Act and (ii) was appointed by the Company to express its opinion with respect to the financial statements of the Company for the fiscal year ended December 31, 2023.

(kk) Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Underwriters in connection with the Offering.

(ll) [Reserved.]

(mm) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company's knowledge, any director, officer, agent, employee or Affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC").

(nn) [Reserved.]

(oo) [Reserved.]

(pp) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the "Money Laundering Laws"), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(qq) Share Option Plan. Each share option granted by the Company under the Company's share option plan was granted in accordance with the terms of the Company's share option plan and the policies of the TSX Venture Exchange and The Nasdaq Capital Market. No share option granted under the Company's share option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, share options prior to, or otherwise knowingly coordinate the grant of share options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(rr) Officer's Certificates. Any certificate signed by any officer of the Company or any of its Subsidiaries delivered to the Representative or its counsel pursuant to this Agreement shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

4. Agreements of the Company.  The Company agrees with the Underwriters as follows:

(a) Amendments and Supplements to Offering Statement.  The Company shall not, either prior to any qualification date or thereafter during such period as the Offering Circular is required by law to be delivered (whether physically or through compliance with the Rules and Regulations or any similar rule) (the "Offering Circular Delivery Period") in connection with sales of the Securities by an Underwriter or dealer, amend or supplement the Offering Statement, the General Disclosure Package or the Offering Circular, unless a copy of such amendment or supplement thereof shall first have been submitted to the Representative within a reasonable period of time prior to the filing or, if no filing is required, the use thereof and the Representative shall not have objected thereto in good faith.

(b) Amendments and Supplements to the Offering Statement, the General Disclosure Package, and the Offering Circular and Other Act Matters.  During the Offering Circular Delivery Period, the Company will comply with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the General Disclosure Package, the Offering Statement and the Offering Circular. If, during the Offering Circular Delivery Period, any event or development shall occur or condition exist as a result of which the General Disclosure Package or the Offering Circular, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading, or if it shall be necessary to amend or supplement the General Disclosure Package or the Offering Circular in order to make the statements therein, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading, or if in the opinion of the Representative it is otherwise necessary to amend or supplement the Offering Statement, the  General Disclosure Package or the Offering Circular, or to file a new offering statement containing the Offering Circular, in order to comply with the Act, the Rules and Regulations, the Exchange Act or the Exchange Act Rules, including in connection with the delivery of the Offering Circular, the Company agrees to (i) promptly notify the Representative of any such event or condition and (ii) promptly prepare (subject to Section 4(a) and 4(f) hereof), file with the Commission (and use its best efforts to have any amendment to the Offering Statement or any new offering statement to be qualified) and furnish at its own expense to the Representative (and, if applicable, to dealers), amendments or supplements to the Offering Statement, the General Disclosure Package or the Offering Circular, or any new offering statement, necessary in order to make the statements in the General Disclosure Package or the Offering Circular as so amended or supplemented, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading, or so that the Offering Statement or the Offering Circular, as amended or supplemented, will comply with the Act, the Rules and Regulations, the Exchange Act or the Exchange Act Rules or any other applicable law.

(c) Notifications to the Underwriters.  The Company shall use its best efforts to cause the Offering Statement to be qualified, and shall notify the Representative promptly, and shall confirm such advice in writing, (i) when any post-qualification amendment to the Offering Statement has been qualified and when any post-qualification amendment thereto becomes qualified, (ii) of any request by the Commission for amendments or supplements to the Offering Statement or the Offering Circular or for additional information, (iii) of the commencement by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any of the Offered Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, including, without limitation, the issuance by the Commission of any stop order suspending or revoking the qualification of the Offering Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the Offering Circular Delivery Period that in the judgment of the Company makes any statement made in the Offering Statement or the Offering Circular misleading (including by omission) or untrue or that requires the making of any changes in the Offering Statement or the Offering Circular in order to make the statements therein, in light of the circumstances in which they are made, not misleading (including by omission),  and (v) of receipt by the Company or any representative of the Company of any other communication from the Commission relating to the Company, the Offering Statement, any preliminary offering circular or the Offering Circular. If at any time the Commission shall issue any order suspending or revoking the qualification of the Offering Statement, the Company shall use best efforts to obtain the withdrawal of such order at the earliest possible moment. The Company shall comply with the provisions of and make all requisite filings with the Commission pursuant to the Rules and Regulations and to notify the Representative promptly of all such filings.

(d) Executed Offering Statement.  The Company shall furnish to the Representative, without charge, one signed copy of the Offering Statement, and of any post-qualification amendment thereto, including financial statements and schedules, and all exhibits thereto, and shall furnish to the Representative, without charge, a copy of the Offering Statement and any post-qualification amendment thereto, including financial statements and schedules but without exhibits, provided, however, that the Representative agrees that any Offering Statement filed with the Commission via EDGAR shall suffice.

(e) Undertakings.  The Company shall comply with all the provisions of any undertakings contained and required to be contained in the Offering Statement.

(f) Offering Circulars.  The Company shall prepare the Offering Circular in a form approved by the Representative and shall file such Offering Circular with the Commission pursuant to Regulation A of the Rules and Regulations with a filing date not later than the second business day following the execution and delivery of this Agreement. Promptly after the qualification date of the Offering Statement, and thereafter from time to time during the period when the Offering Circular is required to be delivered, the Company shall deliver to the Representative, without charge, as many electronic copies of the Offering Circular and any amendment or supplement thereto as the Representative may reasonably request. The Company consents to the use of the Offering Circular and any amendment or supplement thereto by the Representative and by all dealers to whom the Offered Securities may be sold, both in connection with the offering or sale of the Offered Securities and for any period of time thereafter during the Offering Circular Delivery Period. If, during the Offering Circular Delivery Period any event shall occur that in the judgment of the Company or counsel to the Underwriters should be set forth in the Offering Circular in order to make any statement therein, in the light of the circumstances under which it was made, not misleading (including by omission), or if it is necessary to supplement or amend the Offering Circular to comply with law, the Company shall forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and shall deliver to the Representative, without charge, such number of electronic copies thereof as the Representative may reasonably request.

(g) [Reserved.]

(h) Compliance with Blue Sky Laws.  Prior to any public offering of the Securities by the Underwriters, the Company shall cooperate with the Representative and counsel to the Underwriters in connection with the registration or qualification (or the obtaining of exemptions from the application thereof) of the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative may request limitation, provided, however, that in no event shall the Company be obligated to qualify a public offering outside the United States or to do business as a foreign corporation in any jurisdiction where it is not now so qualified, to qualify or register as a dealer in securities, to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject or subject itself to ongoing taxation in respect of doing business in any jurisdiction in which it is not so subject.

(i) Delivery of Financial Statements.  During a period of one year commencing on the qualification date of the Offering Statement applicable to the Underwriters, the Company shall furnish to the Representative and each other Underwriter who may so request copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Representative and each other Underwriter who may so request a copy of each annual or other report it shall be required to file with the Commission; provided, however, that the availability of electronically transmitted copies filed with the Commission pursuant to EDGAR or with the Canadian Securities Administrators on the SEDAR+ system (or its successor) shall satisfy the Company's obligation to furnish copies hereunder.

(j) Availability of Earnings Statements.  The Company shall make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth (15th) full calendar month following the calendar quarter in which the most recent qualification date occurs in accordance with Rule 158 of the Rules and Regulations, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of twelve (12) months ended commencing after the qualification date, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

(k) Consideration; Payment of Expenses.  In consideration of the services to be provided for hereunder, the Company shall pay to the Underwriters or their respective designees their pro rata portion (based on the Offered Securities purchased) of the following aggregate compensation with respect to the Offered Securities they are offering plus any other funds remitted by the Company to pay costs and expenses that are incurred by the Underwriters (including Underwriters' counsel's fees and expenses) ("Additional Advanced Amounts"), less any amounts previously advanced by the Company to the Representative.

(i) An underwriting discount equal to seven and one-half percent (7.5%) of the aggregate gross proceeds raised in the Offering; and

(ii) The tail financing provision in Section 4(k)(ii) of the Underwriting Agreement by and between the Company and Maxim, dated November 13, 2024 shall remain in full force and effect. Nothing in this Agreement shall be construed to void or abridge or extend the terms of such Tail-Financing provision.

(iii) The right of first refusal provision in Section 4(k)(iii) of the Underwriting Agreement by and between the Company and Maxim, dated November 13, 2024 shall remain in full force and effect. Nothing in this Agreement shall be construed to void or abridge or extend the terms of such  right of first refusal provision.

(iv) The Representative reserves the right to reduce any item of compensation or adjust the terms thereof as specified herein in the event that a determination shall be made by FINRA to the effect that the Underwriters' aggregate compensation is in excess of FINRA rules or that the terms thereof require adjustment; provided, however, the aggregate compensation otherwise to be paid to the underwriters by the Company may not be increased above the amounts stated herein without the approval of the Company.

(v) Whether or not the transactions contemplated by this Agreement, the Offering Statement and the Offering Circular are consummated or this Agreement is terminated, the Company hereby agrees to pay the following:

(1) all expenses in connection with the preparation, printing, formatting for EDGAR and filing of the Offering Statement, any preliminary offering circular and the Offering Circular and any and all exhibits, amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers;

(2) all filing fees in connection with filings with FINRA's Public Offering System;

(3) all fees, disbursements and expenses of the Company's counsel, accountants and other agents and representatives in connection with the registration of the Securities under the Act and the Offering;

(4) all expenses in connection with the qualifications of the Securities for offering and sale under state or foreign securities or blue sky laws (including, without limitation, all filing and registration fees, and the fees and disbursements of Underwriters' counsel;

(5) all fees and expenses in connection with listing the Securities on a national securities exchange;

(6) all expenses, including travel and lodging expenses, of the Company's officers, directors and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Securities and any fees and expenses associated with the i-Deal system and NetRoadshow;

(7) any stock transfer taxes or other taxes incurred in connection with this Agreement or the offering, including any stock transfer taxes payable upon the transfer of securities to the Underwriters;

(8) the costs associated with preparing, printing and delivering certificates representing the Securities;

(9) the cost and charges of any transfer agent or registrar for the Securities;

(10) subject to the following proviso, other costs (including Underwriters' counsel's fees and expenses) and expenses relating to the Offering that are not otherwise specifically provided for in this Section 4(k);

(11) costs relating to background checks of the Company's officers and directors;

provided, however, that all such Underwriters' counsel's fees and expenses that are incurred by the Underwriters and for which the Company shall be responsible shall not exceed US$75,000 in the aggregate in the event of a Closing of the Offering.

(l) [Reserved.]

(m) Reimbursement of Expenses upon Termination of Agreement.  If this Agreement shall be terminated by the Company pursuant to any of the provisions hereof or if for any reason the Company shall be unable to perform its obligations or to fulfill any conditions hereunder, or if the Underwriters shall terminate this Agreement pursuant to the last paragraph of Section 5, Section 7(a), Section 7(e) or Section 7(f), the Company shall reimburse the Underwriters for all reasonable accountable out-of-pocket expenses (including the reasonable fees, disbursements and other charges of counsel to the Underwriter) actually incurred by the Underwriters in connection herewith and as allowed under FINRA Rule 5110; provided, however, that the maximum amount of costs and expenses to be reimbursed by Company to the Underwriters pursuant to this Section 4(l) in respect of the fees, disbursements and other charges of counsel to the Underwriters shall not exceed US$10,000.

(n) No Stabilization or Manipulation.  The Company shall not at any time, directly or indirectly, take any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation, under the Act or otherwise, of the price of the Shares or the Securities to facilitate the sale or resale of any of the Securities.

(o) Use of Proceeds.  The Company shall apply the net proceeds from the offering and sale of the Securities to be sold by the Company in the manner set forth in the General Disclosure Package and the Offering Circular under "Use of Proceeds" and shall file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

(p) Lock-Up Agreements of Company and Management.  The Company shall not, for a period of ninety (90) days after the Closing Date (the "Company Lock-Up Period"), without the prior written consent of Maxim (which consent may be withheld in its sole discretion), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement or offering statement under the Act to register or qualify any Shares, warrants, or any securities convertible into or exercisable or exchangeable for Shares or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic benefits or risks of ownership of Shares, or Warrants, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Shares, Warrants or other securities, in cash or otherwise, or publicly disclose the intention to enter into any transaction described in clause (1) or (2) above.  The foregoing sentence shall not apply to (A) the Securities to be sold hereunder,  or (B) the issuance of Shares upon the exercise or conversion of options, warrants or convertible securities outstanding, and as in effect, on the date of this Agreement, provided that such options, warrants or convertible securities have not been amended since the date of this Agreement to increase the number of such options or warrants or option shares or warrant shares or the amount of such convertible securities or to decrease the exercise or conversion price of such options,  warrants or convertible securities or to extend the term of such options, warrants or convertible securities (including the filing of a registration statement on Form S-1 relating to the exercise of outstanding Warrants and delivery of Shares upon exercise thereof), (C) any Shares, dividend equivalent rights or other equity based awards issued, or options to purchase Shares granted, pursuant to any employee benefit plans of the Company referred to in the Offering Statement, the General Disclosure Package or the Offering Circular or subsequently approved by the shareholders of the Company as required by applicable rules of The Nasdaq Capital Market (including the filing of a registration statement on Form S-8 relating to such employee benefit plans of the Company), or (D) securities issued pursuant to acquisitions or strategic transactions. The Company has caused each of its executive officers and directors named in the Offering Statement to enter into agreements with the Representative in the form set forth in Exhibit A.

(q) [Reserved.]

(r) U.S. listing.  The Company will use its reasonable best efforts to effect and maintain the listing of the Shares on The Nasdaq Capital Market for at least one (1) year after the Closing Date.

(s) The Company shall use its reasonable best efforts to maintain the qualification of the Offering Statement and a current Offering Circular relating thereto for as long as the Warrants remain outstanding.  During any period when the Company fails to have maintained a qualified Offering Statement or a current Offering Circular relating thereto and a holder of a Warrant desires to exercise such warrant and, in the opinion of counsel to the holder, Rule 144 is not available as an exemption from registration for the resale of the Warrant Shares, the Company shall within thirty (30) days file a registration statement registering the resale of the Warrant Shares and use its reasonable best efforts to have it declared effective by the Commission as soon as practicable thereafter.

5.              Conditions of the Obligations of the Underwriters.  The obligation of the Underwriters to purchase the Firm Securities on the Closing Date or the Option Securities on the Option Closing Date, as the case may be, as provided herein is subject to the accuracy of the representations and warranties of the Company, the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Post Qualification Amendments and Offering Circular Filings.  Notification that the Offering Statement has been qualified shall be received by the Representative not later than 4:30 p.m., New York City time, on the date of this Agreement or at such later date and time as shall be consented to in writing by the Representative and all filings made pursuant the Rules and Regulations, as applicable, shall have been made or will be made prior to the Closing Date in accordance with all such applicable rules.

(b) No Stop Orders, Requests for Information and No Amendments.  (i) No stop order suspending or revoking the qualification of the Offering Statement shall have been issued and no proceedings for that purpose shall be pending or are, to the knowledge of the Company, threatened by the Commission, (ii) no order suspending the qualification or registration of the Offered Securities under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Offering Statement or the Offering Circular shall have been filed unless a copy thereof was first submitted to the Representative and the Representative did not object thereto in good faith, and the Representative shall have received certificates, dated the Closing Date and the Option Closing Date and signed by the Chief Executive Officer or the Chairman of the Board of Directors and the Chief Financial Officer of the Company in their capacities as such, and not individually, (who may, as to proceedings threatened, certify to their knowledge), to the effect of clauses (i), (ii) and (iii).

(c) No Material Adverse Effects.  Since the respective dates as of which information is given in the Offering Statement and the Offering Circular, except as set forth in the Offering Statement, the General Disclosure Package and the Offering Circular (i) there shall not have been a Material Adverse Effect, (ii) the Company shall not have incurred any material liabilities or obligations, direct or contingent, (iii) the Company shall not have entered into any material transactions not in the ordinary course of business other than pursuant to this Agreement and the transactions referred to herein, (iv) the Company shall not have issued any securities (other than the Securities or the Shares issued in the ordinary course of business pursuant to existing employee benefit plans of the Company referred to in the Offering Statement, General Disclosure Package and the Offering Circular) or declared or paid any dividend or made any distribution in respect of its capital stock of any class or debt (long-term or short-term), and (v) no material amount of the assets of the Company shall have been pledged, mortgaged or otherwise encumbered.

(d) No Actions, Suits or Proceedings.  Since the respective dates as of which information is given in the Offering Statement, the General Disclosure Package and the Offering Circular, and except as set forth in the Offering Statement, the General Disclosure Package and the Offering Circular, there shall have been no actions, suits or proceedings instituted, or to the Company's knowledge, threatened against or affecting, the Company or its subsidiaries or any of their respective officers in their capacity as such, before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, that are required to be disclosed in the Offering Statement, the General Disclosure Package and the Offering Circular, and that have not been disclosed.

(e) All Representations True and Correct and All Conditions Fulfilled.  Each of the representations and warranties of the Company contained herein shall be true and correct as of the date of the Agreement and at the Closing Date as if made at the Closing Date and any Option Closing Date, as the case may be, and all covenants and agreements contained herein to be performed by the Company and all conditions contained herein to be fulfilled or complied with by the Company at or prior to the Closing Date and any Option Closing Date, shall have been duly performed, fulfilled or complied with.

(f) Opinions of Counsel to the Company.  The Underwriters shall have received the opinions and letters, each dated the Closing Date and any Option Closing Date, as the case may be, each reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, from each of Bennett Jones LLP and Paul, Weiss, Rifkind, Wharton and Garrison LLP, as respective Canadian and U.S. corporate/securities counsel and DLA Piper USA as intellectual property counsel.

(g) Opinion of Counsel to the Underwriters.  The Representative shall have received an opinion, dated the Closing Date and any Option Closing Date, as the case may be, from Pryor Cashman LLP, securities counsel to the Underwriters, with respect to the Offering Statement, the Offering Circular and this Agreement, which opinions shall be reasonably satisfactory in all respects to the Representative.

(h) Accountants' Comfort Letter.  On the date of the Offering Circular, the Representative shall have received from MNP LLP a letter dated the date of its delivery, addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative and counsel to the Underwriters, containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Offering Statement and the Offering Circular. At the Closing Date and any Option Closing Date, as the case may be, the Representative shall have received from MNP LLP a letter dated such date, in form and substance reasonably satisfactory to the Representative and counsel to the Underwriters, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to the preceding sentence and have conducted additional procedures with respect to certain financial figures included in the Offering Circular, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date or any Option Closing Date, as the case may be.

(i) Officers' Certificates.  At the Closing Date and any Option Closing Date, there shall be furnished to the Representative a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in their capacities as such, and not individually, in form and substance reasonably satisfactory to the Representative and counsel to the Underwriters, to the effect that:

(i) each signer of such certificate has carefully examined the Offering Statement and the Offering Circular;

(ii) there has not been a Material Adverse Effect; and

(iii) with respect to the matters set forth in Sections 5(b)(i) and 5(e).

(j) Effective Warrant Agreement.  The Company and Odyssey Transfer and Trust Company, as warrant agent for the Warrants, shall have executed and delivered a warrant agency agreement (the "Warrant Agreement") and the Warrant Agreement shall be in full force and effect.

(k) [Reserved.]

(l) Eligible for DTC Clearance.  At or prior to the Closing Date and each Option Closing Date, the Shares and Warrants shall be eligible for clearance and settlement through the facilities of the DTC.

(m) Lock-Up Agreements.  At the date of this Agreement, the Representative shall have received the executed "lock-up" agreements referred to in Section 4(p) hereof from the Company's officers and directors.

(n) Compliance with Blue Sky Laws.  The Securities shall be qualified for sale in such states and jurisdictions as the Representative may reasonably request, including, without limitation, qualification for exemption from registration or prospectus and offering circular delivery requirements in the provinces and territories of Canada and other jurisdictions outside the United States, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date and the Option Closing Date.

(o) Stock Exchange Listing.  The Shares shall have been duly authorized for listing on The Nasdaq Capital Market, subject to official notice of issuance.

(p) Exchange Act Registration.  One or more registration statements in respect of the Shares and Warrants have been filed on Form 8-A pursuant to Section 12(b) of the Exchange Act, each of which registration statement complies in all material respects with the Exchange Act.

(q) Good Standing.  At the Closing Date and any Option Closing Date, the Company shall have furnished to the Representative satisfactory evidence of the good standing (or its equivalent) of the Company in its jurisdiction of organization.

(r) Company Certificates.  The Company shall have furnished to the Representative such certificates, in addition to those specifically mentioned herein, as the Representative may have reasonably requested as to the accuracy and completeness at the Closing Date and any Option Closing Date of any statement in the Offering Statement, the General Disclosure Package or the Offering Circular, as to the accuracy at the Closing Date and any Option Closing Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Underwriters.

(s) No Objection.  FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Offered Securities.

If any of the conditions hereinabove provided for in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company of such termination in writing at or prior to the Closing Date or any Option Closing Date, as the case may be.

6. Indemnification.

(a) Indemnification of the Underwriters.  The Company shall indemnify and hold harmless each Underwriter, its affiliates, the directors, officers, employees and agents of such Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Offering Statement  (or any amendment thereto), including the information deemed to be a part of the Offering Statement at the time of qualification and at any subsequent time pursuant to the Rules and Regulations, as applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary offering circular, any preliminary offering circular supplement or the Offering Circular (or any amendment or supplement to any of the foregoing) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any untrue statement or alleged untrue statement of a material fact contained in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) (collectively, Marketing Materials") or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iv) in whole or in part any inaccuracy in any material respect in the representations and warranties of the Company contained herein; provided, however, that the Company shall not be liable to the extent that such loss, claim, liability, expense or damage is based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with Underwriters' Information. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b) Indemnification of the Company.  Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its affiliates, the directors, officers, employees and agents of the Company and each other person or entity, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever, as incurred (including but not limited to reasonable attorneys' fees and any and all reasonable expenses whatsoever, incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Offering Statement at the time of qualification and at any subsequent time pursuant to the Rules and Regulations, any preliminary offering circular, the Offering Circular, or any amendment or supplement to any of them, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense (or action in respect thereof) arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon the Underwriters' Information; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount and commissions applicable to the Offered Securities purchased by such Underwriter hereunder. The parties agree that such information provided by or on behalf of the Underwriters through the Representative consists solely of the material referred to in the last sentence of Section 3(c) hereof.

(c) Indemnification Procedures.  Any party that proposes to assert the right to be indemnified under this Section 6 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable out-of-pocket costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by one of the indemnifying parties in connection with the defense of such action and that indemnifying party agrees to pay the fees and expenses of such counsel, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) the indemnified party has reasonably concluded that a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party), (iv) the indemnifying party does not diligently defend the action after assumption of the defense, or (v) the indemnifying party has not in fact employed counsel satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel shall be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges shall be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party shall not be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless (x) such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

(d) Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable, the Company and the Underwriters shall contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Offering Statement and directors of the Company, who may also be liable for contribution), to which the Company and the Underwriter may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities pursuant to this Agreement. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of underwriting discount and commissions but before deducting expenses) received by the Company bears to (y) the underwriting discount and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Offering Circular. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation (even if the Underwriters were treated as one entity for such purpose) which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purpose of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by it. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Offering Statement will have the same rights to contribution as the Company, and each director, officer, employee, counsel or agent of an Underwriter will have the same rights to contribution as such Underwriter, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). The obligations of the Underwriters to contribute pursuant to this Section 6(d) are several in proportion to the respective number of Offered Securities to be purchased by each of the Underwriters hereunder and not joint.  No party will be liable for contribution with respect to any action or claim settled without its written consent.

(e) Survival.  The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or any controlling Person thereof, (ii) acceptance of any of the Securities and payment therefor or (iii) any termination of this Agreement.

7. Termination.  The obligations of the Underwriters under this Agreement may be terminated at any time prior to the Closing Date (or, with respect to the Option Securities, on or prior to the Option Closing Date), by notice to the Company from the Representative, without liability on the part of the Underwriters to the Company, if, prior to delivery and payment for the Firm Securities (or the Option Securities, as the case may be), in the sole judgment of the Representative, any of the following shall occur:

(a) trading or quotation in any of the equity securities of the Company shall have been suspended or limited by the Commission, The Nasdaq Capital Market or by an exchange or otherwise;

(b) trading in securities generally on the New York Stock Exchange, the NYSE American, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority;

(c) a general banking moratorium shall have been declared by any of U.S. federal, New York authorities;

(d) the United States shall have become engaged in new hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or any other calamity or crisis shall have occurred, the effect of any of which is such as to make it impracticable or inadvisable to market the Offered Securities on the terms and in the manner contemplated by the Offering Circular; or

(e) there shall have been a Material Adverse Effect.

8.      Underwriter Default.

(a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Securities hereunder, and if the Securities with respect to which such default relates (the "Default Securities") do not (after giving effect to arrangements, if any, made by the Representative pursuant to subsection (b) below) exceed in the aggregate 10% of the number of the Firm Securities, each non-defaulting Underwriter, acting severally and not jointly, agrees to purchase from the Company that number of Default Securities that bears the same proportion to the total number of Default Securities then being purchased as the number of Firm Securities set forth opposite the name of such Underwriter on Schedule A hereto bears to the aggregate number of Firm Securities set forth opposite the names of the non-defaulting Underwriters; subject, however, to such adjustments to eliminate fractional shares as the Representative in its discretion shall make.

(b) In the event that the aggregate number of Default Securities exceeds 10% of the number of Firm Securities, the Representative may in their discretion arrange for themselves or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase the Default Securities on the terms contained herein. In the event that within five (5) calendar days after such a default the Representative does not arrange for the purchase of the Default Securities as provided in this Section 8, this Agreement shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Sections 4(k), 6 and 8) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

(c) In the event that any Default Securities are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representative or the Company shall have the right to postpone the Closing Date for a period, not exceeding five (5) business days, in order to effect whatever changes may thereby be necessary in the Offering Statement or the Offering Circular or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Offering Statement or the Offering Circular which, in the reasonable opinion of Underwriters' Counsel, may be necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 8 with like effect as if it had originally been a party to this Agreement with respect to such Firm Securities.

9.              Compliance with Canadian Securities Laws. The Underwriters and the Company agree that the Offering shall not be made to residents of Canada and is not part of a plan or scheme to avoid the prospectus requirements in connection with a distribution to a person or company in Canada.

10.        Miscellaneous.

(a) Notices.  Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed, hand delivered or telecopied (a) if to the Company, at the office of the Company, 300 Conshohocken State Road, Suite 200, Conshohocken, Pennsylvania 19428, telephone number: (610) 540-7515, Attention:  Chief Executive Officer, with copies to (which will not constitute notice) Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019, Attention: Christopher J. Cummings, telephone number: (212) 373-3434 and to Bennett Jones LLP, 3400 One First Canadian Place, Toronto, ON M5X 1A4, attention: Aaron Sonshine, telephone number: (416) 777-6448, or (b) if to the Representative or any Underwriter, to Maxim Group LLC, 300 Park Avenue, New York, New York 10022, Attention: Legal Department, telecopy number: (212) 895-3555. Any such notice shall be effective only upon receipt. Any notice under Section 6 hereof may be made by telecopy or telephone, but if so made shall be subsequently confirmed in writing.

(b) No Third Party Beneficiaries.  This Agreement has been and is made solely for the benefit of the Underwriters, the Company and, with respect to Section 6, the controlling persons, directors, officers, employees, counsel and agents referred to in Section 6 hereof, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser of Securities from any Underwriter in his, her or its capacity as such a purchaser, as such purchaser of Securities from such Underwriter.

(c) Survival of Representations and Warranties.  All representations, warranties and agreements of the Company contained herein or in certificates or other instruments delivered pursuant hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any of their controlling persons and shall survive delivery of and payment for the Securities hereunder.

(d) Disclaimer of Fiduciary Relationship.  The Company acknowledges and agrees that (i) the purchase and sale of the Offered Securities pursuant to this Agreement, including the determination of the public offering price of the Offered Securities and any related discounts and commissions, is an arm's-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand, (ii) in connection with the Offering contemplated by this Agreement and the process leading to such transaction, the Underwriters are and have been acting pursuant to a contractual relationship created solely by this Agreement and are not agents or fiduciaries of the Company or its securityholders, creditors, employees or any other party, (iii) no Underwriter has assumed nor will it assume any advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities contemplated by this Agreement or the process leading thereto (irrespective of whether such Underwriter or its affiliates has advised or is currently advising the Company on other matters) and each such Underwriter has no obligation to the Company with respect to the offering of the Securities contemplated by this Agreement except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) no Underwriter has provided any legal, accounting, regulatory or tax advice with respect to the Offering contemplated by this Agreement and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(e) Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

(f) Submission to Jurisdiction.  The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or United States federal court sitting in The City of New York, Borough of Manhattan, over any suit, action or proceeding arising out of or relating to this Agreement, the Disclosure Package, the Offering Circular, the Offering Statement, or the offering of the Securities. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding including without limitation, any immunity pursuant to the U.S. Foreign Sovereign Immunities Act of 1976, as amended. Each of the Underwriters and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail or delivered by Federal Express via overnight delivery to the Company's address shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding, and service of process upon an Underwriter mailed by certified mail or delivered by Federal Express via overnight delivery to the Underwriters' address shall be deemed in every respect effective service of process upon such Underwriter in any such suit, action or proceeding.

(g) Judgment Currency.  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to an Underwriter or any person controlling such Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

(h) Counterparts.  This Agreement may be executed by the parties to this Agreement in counterpart and may be executed and delivered by facsimile or by email in portable document (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other similar format and all such counterparts and electronic copies shall together constitute one and the same agreement..

(i) Survival of Provisions Upon Invalidity of Any Single Provision.  In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(j) Waiver of Jury Trial.  The Company and each Underwriter each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

(k) Titles and Subtitles.  The titles of the sections and subsections of this Agreement are for convenience and reference only and are not to be considered in construing this Agreement.

(l) Entire Agreement.  This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement may not be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the parties hereto.

[Signature page follows]

If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

MEDICUS PHARMA LTD.

By: _______________________________

Name:
Title:

Accepted by the Representative, acting for itself and as

Representative of the Underwriters named on Schedule A hereto,

as of the date first written above:

MAXIM GROUP LLC

By: ________________________________

Name: Ritesh M. Veera
Title:  Co-Head of Investment Banking

SCHEDULE A

Name of Underwriter	Number of Units Being Purchased	Number of Option Shares	Number of Option Warrants
Maxim Group LLC	[-]	[-]	[-]

Total	[-]	[-]	[-]

Schedule I

1. The public offering price per Unit shall be US$[-].

2. The Company is selling [-] Units.

3. The Company has granted an option to the Representative, on behalf of the Underwriters, to purchase up to an additional [-] Shares and/or [-] Warrants.

S-III-1

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

Lock-Up Agreement

_______________, 2025

Maxim Group LLP

300 Park Avenue

New York, NY 10022

Re: Proposed Public Offering by Medicus Pharma Ltd.

Ladies and Gentlemen:

The undersigned, an officer and/or director of Medicus Pharma Ltd., a corporation organized under the laws of Ontario, Canada (the "Company"), understands that Maxim Group LLC (the "Underwriter") proposes to enter into an Underwriting Agreement (the "Underwriting Agreement") with the Company providing for the public offering (the "Public Offering") of common shares of the Company, no par value (the "Common Shares"), and certain other securities convertible into or exchangeable or exercisable for Common Shares.  In recognition of the benefit that such an offering will confer upon the undersigned as an officer and/or a director of the Company and as consideration of the Underwriter's agreement to enter into the Underwriting Agreement and proceed with the Public Offering, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriter that, during the period beginning on the date hereof and ending on the date that is 90 days from the date of the Underwriting Agreement (the "Lock-Up Period"), the undersigned will not, without the prior written consent of each of the Underwriter, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Common Shares or any securities convertible into or exchangeable or exercisable for Common Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the "Lock-Up Securities"), or exercise any right with respect to the registration of any of the Lock-Up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Shares or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of the Underwriter, provided, in each case, that (1) for transfers made pursuant to clause (i)(a) below, the Underwriter receives a signed lock-up agreement in substantially the form of this lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, and (2) other than for purposes of clauses (ii), (iii), (iv), (v) and (vii) below, any such transfer shall not involve a disposition for value:

(i) any transfers made by the undersigned (a) as a bona fide gift to any member of the immediate family of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned's immediate family, (b) by will or intestate succession upon the death of the undersigned or (c) as a bona fide gift to a charity or educational institution (it being understood that (x) "immediate family" shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned and (y) any references to "immediate family" in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee);

(ii) transactions relating to the Common Shares or other securities convertible into or exercisable or exchangeable for Common Shares acquired in open market transactions after completion of the Public Offering;

(iii) facilitating the establishment of a trading plan on behalf of the undersigned pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for the transfer of Common Shares;

(iv) any transfers made by the undersigned to the Company to satisfy tax withholding obligations pursuant to the Company's equity incentive plans or arrangements disclosed in the Prospectus (as defined in the Underwriting Agreement) or to pay the exercise price of any options issued under any such plan or arrangement which expires during the Lock-Up Period; provided that any filing under Section 16 of the Exchange Act made in connection with such transfer shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause;

(v) any transfers in connection with a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Common Shares involving a change of control of the Company, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the undersigned's Common Shares shall remain subject to the restrictions contained herein;

(vi) any distribution or other transfer by a partnership to its partners or former partners or by a limited liability company to its members or retired members or by a corporation to its stockholders or former stockholders or to any wholly-owned subsidiary of such corporation, or in each case to a controlled affiliate of the partnership, limited liability company or corporation; and

(vii) any transfers by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions. Furthermore, no provision in this letter shall be deemed to restrict or prohibit (1) the transfer of the undersigned's Lock-Up Securities to the Company in connection with the termination of the undersigned's services to the Company, provided that, if applicable, any filing under Section 16 of the Exchange Act made in connection with such transfer shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (1); and (2) the exercise or exchange by the undersigned of any option or warrant to acquire any Common Shares or options to purchase Common Shares, in each case for cash or on a "cashless" or "net exercise" basis, pursuant to any stock option, stock bonus or other equity incentive plan, stock plan or arrangement; provided, however, that the underlying Common Shares shall continue to be subject to the restrictions on transfer set forth in this letter and that, if applicable, any filing under Section 16 of the Exchange Act made in connection with such exercise or exchange shall clearly indicate in the footnotes thereto that (a) the filing relates to the circumstances described in this clause (2) and (b) no Common Shares were sold by the reporting person.

This lock-up agreement shall automatically terminate, and the undersigned shall be released from the undersigned's obligations hereunder, upon the earliest to occur, if any, of (i) the date of the filing with the United States Securities and Exchange Commission (the "SEC") of a notice of withdrawal of the Company's offering statement on Form 1-A filed with the SEC (which covers the Common Shares to be sold pursuant to the Underwriting Agreement), (ii) prior to the execution of the Underwriting Agreement, the Company advises the Underwriter in writing that it has determined not to proceed with the Public Offering; (iii) the Underwriting Agreement is executed but is terminated prior to the closing of the Public Offering (other than the provisions thereof which survive termination), or (iv) March 31, 2025, in the event that the Underwriting Agreement has not been executed by such date. The obligations of the undersigned under this lock-up agreement may be waived in writing in whole or in part by the Underwriter.

This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,

________________________________________

Name of Security Holder (Print exact name)

By:_______________________________________

      Signature